UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2025

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630) 954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Michael Osanloo as President and Chief Executive Officer

On September 22, 2025, the Board of Directors (the “Board”) of Portillo’s Inc. (the “Company”) announced that Michael Osanloo will depart from his role as President and Chief Executive Officer of the Company, effective September 21, 2025. In connection with Mr. Osanloo’s departure, and as required by his employment agreement, Mr. Osanloo was deemed to have resigned from the Board. The Board accepted Mr. Osanloo’s deemed resignation from the Board and decreased the number of directors to eliminate the resulting vacancy.

The Board has initiated a process to identify the Company’s next Chief Executive Officer and will be hiring a leading global executive search firm to assist in the Chief Executive Officer search process.

Mr. Osanloo’s separation without cause entitles him to certain severance benefits pursuant to the Company’s Senior Executive Severance Plan, conditioned upon his execution of a release agreement. The Company expects to enter into such a release agreement with Mr. Osanloo at a later date.

Appointment of Michael A. Miles, Jr. as Interim Chief Executive Officer

Michael A. Miles, Jr., age 63, was appointed by the Board as interim Chief Executive Officer of the Company, effective September 21, 2025. Mr. Miles serves as Chairman of the Board, where he has been a member since 2014. He served as interim CEO of the Company from 2014 to 2015.

Mr. Miles has been an Advisory Director with Berkshire Partners, a growth-oriented investor in private and public markets, since 2013. He is the former Chief Operating Officer and President of Staples, Inc., a $25 billion global office supplies retailer and distributor, and served as Chief Operating Officer of Pizza Hut for Yum! Brands. He began his career with Bain & Co. and PepsiCo. He also serves on the board of Western Union (NYSE: WU) where he sits on the governance and ESG committee and chairs the compensation committee.

There are no arrangements or understandings between Mr. Miles and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Miles and any director or executive officer of the Company, and Mr. Miles does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

At the time of this filing, the Company and Mr. Miles have not finalized the compensation arrangements in connection with his appointment as interim CEO. The Company expects to disclose the compensatory arrangements by an amendment to this Form 8-K.

In connection with his appointment, Mr. Miles ceased to be a member of the Board’s Compensation and Nominating and Corporate Governance Committees, effective September 21, 2025.

Item 7.01. Regulation FD Disclosure

On September 22, 2025, the Company issued a press release in connection with the departure of Mr. Osanloo and appointment of Mr. Miles as reported under Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: September 22, 2025	By:	/s/ Michelle Hook
Michelle Hook
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)